UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

February 1, 2013 (January 28, 2013)

BREITBURN ENERGY PARTNERS L.P.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33055 (Commission File Number)	74-3169953 (I.R.S. Employer Identification No.)

515 South Flower Street, Suite 4800

Los Angeles, CA 90071

(Address of principal executive office)

(213) 225-5900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

On December 11, 2012, the Compensation and Governance Committee (the “Committee”) of the board of directors of the Company, the general partner of BreitBurn Energy Partners L.P. (the “Partnership”), approved an initial partial award of the annual cash payments under its Short-Term Incentive Plan (“STIP”) for the fiscal year ended December 31, 2012 in the amounts previously reported in the Current Report on Form 8-K filed on December 14, 2012 to the named executive officers listed below.  On January 28, 2013, the Committee approved final partial STIP awards for 2012 in the amount and to the named executive officers set forth below. The STIP provides for annual cash payments to eligible employees of BreitBurn Management Company, LLC, including the executive officers.  The STIP is designed to focus employees on the operating and financial performance of the Partnership by linking their annual award payment to company, business unit, team and individual performance.  Set forth below are the final partial annual cash payments awarded to the named executive officers by the Partnership.

Executive Officer	Title	2012 Additional STIP Award
Halbert S. Washburn	Chief Executive Officer	$103,125
Mark L. Pease	President and Chief Operating Officer	$56,250
James G. Jackson	Executive V.P. and Chief Financial Officer	$50,625
Gregory C. Brown	E.V.P., General Counsel and Chief Administrative Officer	$50,625

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BREITBURN ENERGY PARTNERS L.P.

	By:	BREITBURN GP, LLC,
its general partner

Dated: February 1, 2013	By:	/s/ James G. Jackson
James G. Jackson
Executive Vice President and Chief Financial Officer

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